Exhibit 99.2

BitNile Holdings Announces Record Date for Stock Dividend for Spinoff of Imperalis Holding (to be Renamed TurnOnGreen)

Record date is December 30, 2022 with a distribution date of January 5, 2023

BitNile to distribute to its stockholders 140 million shares and warrants to purchase an additional 140 million shares of Imperalis

Las Vegas, NV, November 23, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”), announced today that its Board of Directors has declared a pro rata dividend to the stockholders of BitNile of (i) 140 million shares of common stock of Imperalis Holding Corp. (to be renamed TurnOnGreen, Inc.) (“TurnOnGreen”), which represents approximately 81% of the outstanding shares of TurnOnGreen common stock, and (ii) warrants to purchase an additional 140 million shares of TurnOnGreen common stock (the “Distribution Securities” and the transaction, the “Distribution”). BitNile stockholders of record as of the close of business on December 30, 2022 (the “Record Date”) will receive the Distribution Securities, which will be payable on January 5, 2023 (the “Distribution Date”).

For BitNile stockholders that own BitNile common stock in registered form, in most cases the transfer agent, acting as the distribution agent, will credit their Distribution Securities to book-entry accounts established to hold their Distribution Securities. The distribution agent will mail these stockholders a statement reflecting their ownership of Distribution Securities shortly after the Distribution Date. For stockholders who own BitNile common stock through a broker, bank or other nominee, their Distribution Securities will be credited to their accounts by that broker, bank or other nominee.

No fractional shares of TurnOnGreen common stock are being issued. In lieu of receiving fractional shares, holders of BitNile common stock who would otherwise be entitled to receive fractional shares of TurnOnGreen common stock will be receiving cash for their fractional interests.

Subsequent to the Distribution, BitNile will continue to beneficially own approximately 370,000 shares of TurnOnGreen common stock and 25,000 shares of series A convertible redeemable preferred stock and BitNile would remain TurnOnGreen’s largest stockholder.

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

About TurnOnGreen

Imperalis Holding Corp. (to be renamed TurnOnGreen, Inc.) designs and manufactures innovative, feature-rich, and top-quality power products for mission-critical applications, lifesaving and sustaining applications spanning multiple sectors in the harshest environments. The diverse markets we serve include defense and aerospace, medical and healthcare, industrial, telecommunications and e-Mobility. TurnOnGreen brings decades of experience to every project, working with our clients to develop leading-edge products to meet a wide range of needs. TurnOnGreen’s headquarters are located at Milpitas, CA; www.turnongreen.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

Contacts:

IR@BitNile.com or 1-888-753-2235